Exhibit 99.1
Frank Pringle

October 7, 2014
Board of Directors
Liberated Energy, Inc.

Gentlemen:

I hereby resign my positions as Chief Executive Officer and Director as well as all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective at 11:59 A.M., October 7, 2014.  The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/Frank Pringle
Frank Pringle